THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 28, 2011 (the “Third Amendment”), is by and among LHC GROUP, INC., a Delaware corporation (the “Borrower”), the LENDERS, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, individually as a Lender and as Administrative Agent, and CAPITAL ONE, NATIONAL ASSOCIATION, as sole bookrunner and sole lead arranger.

R E C I T A L S:

1.           The Borrower, JPMorgan Chase Bank, N.A., and Capital One, National Association, individually as a Lender and as Administrative Agent, are the parties to that certain Second Amended and Restated Credit Agreement dated as of October 12, 2010, as amended by First Amendment thereto dated October 29, 2010, and as amended by Second Amendment thereto dated as of September 28, 2011 (as so amended, the “Agreement”).

2.           The Borrower, with the consent of the Guarantors, desires to borrow for general corporate purposes up to $45,000,000.00 as a Revolving Loan under the Line of Credit to pay a one-time settlement of claims in the total amount of up to $65,000,000.00 to the Department of Justice.

3.           The extension by the Lenders of a Revolving Loan of up to $45,000,000.00 would cause Borrower to be in non-compliance with certain financial covenants set forth in the Agreement.

4.           In order to accommodate the said Revolving Loan, the Lenders and the Borrower, with the Guarantors’ consent, desire to further amend the Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A.           Defined Terms.  Capitalized terms used herein which are defined or used in the Agreement are used herein with such meanings, except as may be otherwise expressly provided in this Third Amendment.

B.           Amendment to Definitions.  The following new definition is hereby added to the Agreement:

“Third Amendment” The words “Third Amendment” shall mean that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of September 28, 2011 among the Borrower, the Lenders, and

Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger.

C.           Restatement of Subparts (a) and (c) of Section 12.7.  To accommodate the Revolving Loan of up to $45,000,000.00 under the Line of Credit to pay a one-time settlement of claims in the total amount of up to $65,000,000.00 to the Department of Justice, the Minimum Fixed Charge Coverage and Leverage Ratio requirements set forth in subparts (a) and (c) of Section 12.7 of the Agreement are hereby deleted and restated as follows:

(a)
Minimum Fixed Charge Coverage.  At the end of each fiscal quarter of the Borrower, its fixed charge coverage ratio shall be not less than 1.50 to 1.00.  The fixed charge coverage ratio shall be calculated as follows: EBITDA plus Borrower’s consolidated lease/rent expense minus consolidated unfinanced capital expenditures divided by Borrower’s consolidated prior period current maturities of long-term debt plus interest expense plus lease/rent expense plus cash taxes.  This covenant will be tested quarterly by Agent on a rolling four-quarters basis, commencing December 31, 2010.  Notwithstanding the foregoing, the Borrower is permitted to add-back to the numerator of the ratio set forth above the Department of Justice settlement amount of up to $65,000,000.00, to the extent expressed through the income statement for the period tested, and impacting EBITDA for that period, over the next four (4) quarters beginning in the third quarter of 2011 and ending on June 30, 2012. After June 30, 2012, the said add-back shall be discontinued and calculation of the ratio shall no longer include the add-back.

(c)
Leverage Ratio.  At the end of each fiscal quarter of the Borrower, its Leverage Ratio shall be not more than 2.00 to 1.00.  This covenant will be tested by Agent quarterly on a rolling four quarters basis commencing December 31, 2010.  Notwithstanding the foregoing, the Borrower is permitted to add-back to the denominator of the Leverage Ratio the Department of Justice settlement  amount of up to $65,000,000.00, to the extent expressed through the income statement for the period tested, and impacting EBITDA for that period, over the next four (4) quarters beginning in the third quarter of 2011 and ending June 30, 2012.  After June 30, 2012, the said add-back shall be discontinued and calculation of the Leverage Ratio shall no longer include the add-back.

D.           Conditions Precedent.  The obligations of the Lenders under the Agreement, as amended by this Third Amendment, shall be subject to the satisfaction of the following conditions precedent:  the Agent’s receipt of (i) this Third Amendment, executed by the Borrower and all of the Lenders, and acknowledged and consented to by the Guarantors; and (ii) copies of all other documents, instruments and certificates which the Agent, Lenders or their counsel may reasonably request in connection herewith.

E.           Confirmation of Related Documents.  It is the intention of the parties that all of the liens, privileges, priorities, and equities existing and to exist under and in accordance with the terms of the Collateral Documents are hereby renewed, extended, and carried forward as security for the Indebtedness.

F.           Representation.  On and as of the date hereof, and after giving effect to this Third Amendment, the Borrower confirms, reaffirms and restates the representations and warranties set forth in the Agreement; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Third Amendment. The Borrower also represents and warrants that no Default or Event of Default has occurred and is continuing under the Agreement.

G.           Amendments.  THE AGREEMENT AND THIS THIRD AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LA. R.S. 6:§1121, ET SEQ.  THERE ARE NO ORAL AGREEMENTS AMONG LENDERS OR AGENT AND THE BORROWER.  THE AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE PARTIES, WITH RESPECT TO THE MATTERS HEREIN AND THEREIN SET FORTH.  THE AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, CANNOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY ALL THE PARTIES.

H.           Waiver of Defenses.  In consideration of the Agent’s and the Lender’s execution of this Third Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any Indebtedness arising under the Agreement and owed by Borrower to Lenders that may exist as of the date of execution of this Third Amendment.

I.           Payment of Expenses.  The Borrower agrees to pay or reimburse the Agent for all legal fees and reasonable expenses of counsel to the Agent in connection with the transactions contemplated by this Third Amendment.

J.           Governing Law:  Counterparts.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana.  This Third Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

K.           Continued Effect.  Except as expressly modified herein, the Agreement, as amended by this Third Amendment, shall continue in full force and effect.  The Agreement, as amended by this Third Amendment, is hereby ratified and confirmed by the parties hereto.

L.           Resolutions/Consents.  The Borrower hereby certifies to Agent and the Lenders that all authorizations, consents, and resolutions previously delivered to the Agent and Lenders in connection with the Agreement remain in effect and the Agent and the Lenders may continue to rely on the same.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

LHC GROUP, INC.
a Delaware corporation

By: /s/ Peter J. Roman
     Name:   Peter J. Roman
     Title:     Executive Vice President and Chief Financial Officer

Agent:

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Grant Guillotte
Name:  Grant Guillotte
Title:    Senior Vice President

Lenders:

CAPITAL ONE, NATIONAL ASSOCIATION

Line of Credit                                                                        By: /s/ Grant Guillotte
Loan Commitment:  $40,000,000.00                                        Name:  Grant Guillotte
Percentage: 53%                                                                      Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.

Line of Credit                                                                        By: /s/ Angela Cole
Loan Commitment:  $35,000,000.00                                        Name:  Angela Cole
Percentage: 47%                                                                      Title:    Senior Vice President